Exhibit 10.1

EXECUTION COPY

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of the 5th day of November, 2018, between Boston Private Financial Holdings, Inc., a Massachusetts corporation with its principal place of business at Ten Post Office Square, Boston, Massachusetts (the “Company”), and Anthony DeChellis (the “Executive”), hereinafter collectively the “Parties.”

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company beginning on November 26, 2018 (the “Commencement Date”) on the terms contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Position and Duties. The Executive shall serve as the President and Chief Executive Officer of the Company and the President and Chief Executive Officer of the Company’s wholly-owned subsidiary, Boston Private Bank & Trust Company, and shall have supervision and control over and responsibility for the day-to-day business and affairs of the Company and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Company (the “Board”), provided that such duties are consistent with the Executive’s position or other positions that he may hold from time to time. The Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board (which approval will not be unreasonably withheld), or engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with the Executive’s performance of his duties to the Company as provided in this Agreement. The Executive shall comply with such practices and policies as the Board may establish or maintain for the Executive or for senior management during the term of his employment, including without limitation, the Company’s stock ownership guidelines, as adjusted by the Board from time to time.

2.                                      Compensation and Related Matters.

(a)                                 Base Salary. The Executive’s initial gross annual base salary rate shall be $700,000. The Executive’s base salary shall be redetermined annually by the Board or the Compensation Committee of the Board (the “Compensation Committee”), in its sole discretion, provided that the Executive’s base salary shall not be reduced, except for across the board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management Employees of the Company. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for senior executives, or as may be mutually agreed by the Parties.

(b)                                 Incentive Compensation. The Executive shall be eligible to receive cash and/or equity incentive compensation as determined by the Board or the Compensation Committee from time to time, including, without limitation, the incentive compensation described in Sections 2(b)(i) and 2(b)(ii), below. To earn incentive compensation, the Executive must be employed by the Company on the day such incentive compensation is paid or delivered, except as otherwise provided in Sections 4(b) or 4(c).

(i)                                     Annual Bonus. The Executive shall be eligible to receive with respect to each fiscal year ending during the term of the Executive’s employment with the Company a bonus payment subject to the terms of this Section 2(b)(i) (the “Annual Bonus”). The amount of the Annual Bonus shall be determined by the Board or the Compensation Committee, based on the attainment of Company and/or individual performance metrics established and revised annually by the Board or the Compensation Committee. The Executive’s target Annual Bonus for fiscal year 2019 shall be 100 percent of his Base Salary, and thereafter the Executive’s target Annual Bonus shall be as determined by the Compensation Committee (the “Target Annual Bonus”), provided that the actual amount of the Annual Bonus for each fiscal year shall be determined by the Board or the Compensation Committee. The Annual Bonus, if any, shall be payable in a single lump-sum in cash, or settled in Company stock, as determined by the Compensation Committee, between January 1 and March 15 of the year following the fiscal year to which such Annual Bonus relates.

(ii)                                  Annual Long-Term Equity Incentive Grants. The Executive shall be eligible to receive annual long-term equity incentive grants, including stock options, restricted stock, restricted stock units, or other stock-based awards, as determined in the discretion of the Board or the Compensation Committee. It is anticipated that the Executive shall be eligible to receive a long-term equity incentive grant in 2019 with a target aggregate grant date fair value of $1,100,000. The actual terms and conditions of each long-term equity incentive award shall be determined in the discretion of the Board or the Compensation Committee and evidenced by an award agreement issued under, and subject to the terms and conditions of, the applicable plan.

(c)                                  Inducement Grant. In order to induce the Executive to commence employment with the Company, on the Commencement Date, the Company shall grant to the Executive (i) a number of shares of common stock of the Company equal to $1,000 in order that the Executive shall be in compliance with applicable legal requirements for directors of a Massachusetts bank and trust company; (ii) a number of restricted stock units with an aggregate grant date fair value of $750,000; and (iii) a number of stock options with an aggregate grant date fair value of $1,750,000 (the common stock, restricted stock units and the stock options together, the “Inducement Grant”) under the Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan (the “2010 ISP”) and subject to the terms and conditions thereof. The Inducement Grant shall be evidenced by award agreements issued under the 2010 ISP. The restricted stock units granted under this Section 2(c) shall vest ratably on the first, second, third and fourth anniversaries of the Commencement Date, subject to the Executive’s continued employment with the Company through such vesting date. Stock options with an aggregate grant date fair market value of $500,000 granted under this Section 2(c) shall vest ratably on the first, second, third and fourth anniversaries of the Commencement Date. Stock options with an aggregate grant date fair market value of $1,250,000 shall vest if (x) the closing price of Company stock is at or above $18.00 per share for 20 consecutive trading days prior to the four-year anniversary of the Commencement Date, and (y) at the time that the condition in subsection

(x) is met, the Company’s Tier 1 risk-based capital ratio is at least 6.0%, or such other level as may be required by a Governmental Agency (as defined in Section 8(d)).

(d)                                 Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its senior executive officers.

(e)                                  Other Benefits. The Executive shall be entitled to participate in or receive benefits under all of the Company’s Employee Benefit Plans in effect on the Commencement Date. As used herein, the term “Employee Benefit Plans” includes, without limitation, each 401(k) savings and profit-sharing plan; stock purchase plan; life insurance plan; medical insurance plan; disability plan; health and accident plan and deferred compensation plan or arrangement established and maintained by the Company on the Commencement Date for employees of the same status within the hierarchy of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which may, in the future, be made available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. The Executive shall be entitled to direct payment or reimbursement (at Executive’s option) of reasonable costs and expenses for an annual physical examination and any medical testing related thereto, provided that any such reimbursement shall be made by the Company as soon as is reasonably practicable and in no event later than December 31 of the calendar year following the year in which such expenses were incurred.

(f)                                   Vacations. Vacation shall be taken at such times and intervals as shall be determined by the Executive, in his reasonable judgment, subject to the operating and business needs of the Company. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

3.                                      Termination. The Executive’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

(a)                                 Death. The Executive’s employment hereunder shall terminate upon his death.

(b)                                 Disability. The Company may terminate the Executive’s employment if he is disabled and unable or reasonably expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. The effective date of a disability shall be the date on which a determination of disabled status is made. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall reasonably cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and after reasonable advance written notice the Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.

(c)                                  Termination by Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause by a vote of the Board at a meeting of the Board called and held for such purpose. For purposes of this Agreement, “Cause” shall mean:

(i)                                     conduct by the Executive constituting a material act of misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes;

(ii)                                  the commission by the Executive of (A) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud or (B) any felony;

(iii)                               any conduct by the Executive that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates if he were retained in his position;

(iv)                              continued non-performance or grossly deficient performance by the Executive of his duties hereunder (other than by reason of illness or injury) which has continued for more than 30 days following written notice of such non-performance or grossly deficient performance from the Board, provided overall financial performance of the Company shall not be deemed grossly deficient performance by the Executive;

(v)                                 a breach by the Executive of any of the provisions contained in Section 7 of this Agreement;

(vi)                              a material violation by the Executive of the Company’s written employment policies after written notice with thirty (30) days to cure, if curable, or material breach of this Agreement after written notice with an opportunity to cure, if curable; or

(vii)                           failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company in writing to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

(d)                                 Termination Without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement which does not constitute a termination for Cause under Section 3(c) and does not result from the death or disability of the Executive under Section 3(a) or (b) shall be deemed a termination without Cause.

(e)                                  Termination by the Executive; Termination for Good Reason. The Executive may terminate his employment hereunder at any time for any reason, including but not limited to Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events, provided the Executive has not consented in writing to such event(s): (i) a material diminution in the Executive’s responsibilities, authority or duties; (ii) a material diminution in the Executive’s Base Salary or Target Annual Bonus, except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (iii) a material change in the geographic location at which the Executive provides services to the Company; or (iv) the material breach of this Agreement by the Company. “Good Reason Process” shall mean that (i) the Executive reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Executive notifies the Company in writing of the first occurrence of the Good Reason condition within 60 days of the Executive’s actual knowledge of the first occurrence of such condition; (iii) the Executive cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Executive terminates his employment within 90 days after the end of the Cure Period. In no event shall the suspension of the Executive from active service with pay and with written notice stating the reason for such suspension for a period of up to 30 calendar days, including, without limitation, in connection with an investigation to determine whether Cause exists to terminate the Executive’s employment pursuant to Section 3(c), constitute “Good Reason.” If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f)                                   Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and include a summary statement of the basis for the decision to terminate employment.

(g)                                  Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by his death, the date of his death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or otherwise by the Company under Section 3(c) or Section 3(d), the date on which Notice of Termination is given or any later date specified in the Notice of Termination; (iii) if the Executive’s employment is terminated by the Executive under Section 3(e) without Good Reason, 30 days after the date on which a Notice of Termination is given, and (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) with Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the

Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.

4.                                      Compensation Upon Termination.

(a)                                 Termination Generally. If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to his authorized representative or estate) any earned but unpaid base salary, incentive compensation earned but not yet paid, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Executive may have under any employee benefit plan of the Company (the “Accrued Benefit”) on or before the time required by law but in no event more than 30 days after the Executive’s Date of Termination.

(b)                                 Termination by the Company Without Cause or by the Executive with Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d), or the Executive terminates his employment for Good Reason as provided in Section 3(e), then the Company shall, through the Date of Termination, pay the Executive his Accrued Benefit. In addition:

(i)                                     subject to the Executive signing the Separation Agreement within the 21-day period following the date that the Separation Agreement is tendered by the Company to the Executive (which shall not be later than the fifth day following the Date of Termination) and the expiration of the seven-day revocation period for the Separation Agreement, the Company shall pay the Executive an amount equal to two times the sum of (x) the Executive’s Base Salary and (y) his Target Annual Bonus for the current year, or if such Target Annual Bonus has not been established, an amount equal to the Target Annual Bonus for the immediately preceding year (collectively, the “Severance Amount”). The “Separation Agreement” shall be an agreement substantially in the form of Exhibit A to this Agreement, subject to any modifications that the Company reasonably determines to be necessary to maximize enforceability of the Separation Agreement in accordance with then applicable law. The Severance Amount shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over 18 months, beginning on the first payroll date that occurs after the date that is 35 days after the Date of Termination, provided the Separation Agreement has become effective prior to such first payment date. Solely for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), each installment payment is considered a separate payment. Notwithstanding the foregoing, if the Executive breaches any of the provisions contained in Section 7 of this Agreement or materially breaches any of the provisions contained in Sections 8 or 9 of this Agreement, all payments of the Severance Amount shall immediately cease;

(ii)                                  all stock options and other stock-based awards held by the Executive shall vest in accordance with the terms of the award agreements governing such awards; and

(iii)                               subject to the Executive’s copayment of premium amounts at the active employees’ rate, the Executive may continue to participate in the Company’s group health, dental and vision program for 18 months; provided, however, that the continuation of health benefits under this Section shall reduce and count against the Executive’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

(c)                                  Termination due to Death or Disability. If the Executive’s employment is terminated due to the Executive’s death or by the Company due to the Executive’s Disability, then the Company shall, through the Date of Termination, pay the Executive (or his representative) his Accrued Benefit. In addition, the Company shall pay the Executive a portion of the Annual Bonus for the fiscal year during which the Date of Termination occurs prorated based on the number of days of the Executive’s employment during such fiscal year prior to the Date of Termination. Payments required under the preceding sentence shall be made at the same time and is the same form as would be the case if the Executive’s employment had not terminated due to death or Disability.

5.                                      Change in Control Payment. The provisions of this Section 5 set forth certain terms of an agreement reached between the Executive and the Company regarding the Executive’s rights and obligations upon the occurrence of a Change in Control of the Company. These provisions are intended to assure and encourage in advance the Executive’s continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event. These provisions shall apply in lieu of, and expressly supersede, the provisions of Section 4(b) regarding severance pay and benefits upon a termination of employment, if such termination of employment occurs within 18 months after the occurrence of the first event constituting a Change in Control. These provisions shall terminate and be of no further force or effect beginning 18 months after the occurrence of a Change in Control.

(a)                                 Change in Control. During the Term, if within 18 months after a Change in Control, the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) or the Executive terminates his employment for Good Reason as provided in Section 3(e), then, subject to the signing of the Separation Agreement by the Executive and the Separation Agreement becoming irrevocable, all within 60 days after the Date of Termination,

(i)                                     the Company shall pay the Executive a lump sum in cash in an amount equal to two times the sum of (A) the Executive’s current Base Salary (or the Executive’s Base Salary in effect immediately prior to the Change in Control, if higher) plus (B) the Executive’s current Target Annual Bonus (or the Executive’s Target Annual Bonus in effect immediately prior to the Change in Control, if higher);

(ii)                                  all stock options and other stock-based awards held by the Executive shall vest in accordance with the terms of the award agreements governing such awards;

(iii)                               if the Executive was participating in the Company’s group health plan immediately prior to the Date of Termination and elects COBRA health continuation, then the Company shall pay to the Executive a monthly cash payment for 18 months or the Executive’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive if the Executive had remained employed by the Company; and

(iv)                              The amounts payable under this Section 5(a) shall be paid or commence to be paid within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payment shall be paid or commence to be paid in the second calendar year by the last day of such 60-day period.

(b)                                 Additional Limitation.

(i)                                     Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (A) cash payments not subject to Section 409A of the Code; (B) cash payments subject to Section 409A of the Code; (C) equity-based payments and acceleration; and (D) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).

(ii)                                  For purposes of this Section 5, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(iii)                               The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 5 shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

(c)                                  Definitions.  For purposes of this Section 5, “Change in Control” shall mean any of the following:

(i)                                     any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

(ii)                                  the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iii)                               the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

6.                                      Section 409A.

(a)                                 Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b)                                 All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c)                                  To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d)                                 The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(e)                                  The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

7.                                      Noncompetition and Nonsolicitation.

(a)                                 Noncompetition.

(i)                                     During the Executive’s employment with the Company and for 12 months after a Qualifying Termination (the “Noncompetition Restricted Period”), the Executive shall not perform Management Services or Consulting Services for any Competing Business. The Executive understands that the restrictions set forth in this Section 7(d) are intended to protect the Company’s interest in its Confidential Information and established employee, customer and client relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term “Competing Business” shall mean a business conducted anywhere in the United States that is competitive with any business that the Company or any of its affiliates conducts or proposes to conduct at any time during the employment of the Executive. Notwithstanding the foregoing, the Executive may own up to one percent of the outstanding stock of a publicly held corporation that constitutes or is affiliated with a Competing Business. The Executive acknowledges that the benefits of this Agreement constitute mutually agreed consideration in exchange for, among other terms, the obligations of this Section 7(a)(i).

(ii)                                  The term “Management Services” means any services in an executive or other management capacity or any services to maintain or develop business relationships. The term “Consulting Services” means any services involving business advice to directors, executives or managers. The term “Qualifying Termination” means a termination of the Executive’s employment by the Executive pursuant to Section 3(e) (regardless of whether for Good Reason or not for Good Reason) or a termination of the Executive’s employment by the Company for Cause pursuant to Section 3(c).

(iii)                               The Noncompetition Restricted Period shall be extended to 18 months from the Date of Termination if the Executive has breached a fiduciary duty to the Company or any affiliate or if the Executive has unlawfully taken, physically or electronically, property belonging to the Company or any affiliate.

(b)                                 Nonsolicitation. Without limiting the foregoing provisions of this Section 7, during the term of the Executive’s employment with the Company, and for the 24 month period immediately following the voluntary or involuntary termination of the Executive’s employment (the “Nonsolicitation Restricted Period”), the Executive shall not directly or indirectly:

(i)                                     solicit or accept for employment or employ any person then, or within the prior 12 months, employed by the Company or any affiliate, or request,

influence or advise any person who is employed by or is in the service of the Company or any affiliate to leave such employment or service of the Company or affiliate; or

(ii)                                  influence or advise any Competing Business to employ or otherwise engage the services of any person who is employed by or is in the service of the Company or any affiliate; or

(iii)                               solicit or accept any customer or client of the Company or any affiliate or request, induce or advise any customer or client of the Company or any affiliate to withdraw, curtail, diminish, terminate or cancel such person’s business with the Company or such affiliate.

Notwithstanding the foregoing, it shall not be a violation of this Section 7(b) for the Executive to solicit or accept for employment, or employ, a person, or influence, advise or solicit a client, in each case with whom the Executive had a substantial social or business relationship that pre-existed the date of this Agreement. The Executive acknowledges that he can continue to actively pursue his career and earn sufficient compensation without breaching any of the foregoing restrictions. The Nonsolicitation Period is agreed to be fair, reasonable and necessary. If the Executive violates this Section 7(b) during the portion of the Nonsolicitation Restricted Period that follows the termination of the Executive’s employment, i.e., the 24-month period of prohibited solicitation activities, such 24-month period shall restart upon any such violation.

(c)                                  Equitable Relief. The Executive acknowledges that any breach by him of any provisions of this Section 7 will cause the Company to suffer irreparable damages for which the remedy at law will be inadequate, and that an injunction may be entered against the Executive by any court having jurisdiction, restraining the Executive from breaching any of the provisions of this Agreement or continuing the breach of any such provisions, subject to Section 11 below. Resort to such equitable relief, however, shall not be construed to be a waiver by the Company of any other rights or remedies that it may have to damages or otherwise.

8.                                      Confidential Information.

(a)                                 Confidential Information. During the term of the Executive’s employment with the Company and thereafter, the Executive shall keep secret and retain in strictest confidence, and will not disclose, without the prior written consent of the Company, any “Confidential Information,” which term includes, but is not limited to, any information relating to the business or affairs of the Company including but not limited to financial statements, business plans, personnel, operations, technology, customer lists and identities, potential customers, employees, servicing methods, strategies, analysis, profit margins or other proprietary information in connection with the Company; provided, however, that Confidential Information shall not include any information which is in the public domain, or becomes known in the industry through no wrongful act on the Executive’s part. The Executive agrees and acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

(b)                                 Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information,

including, without limitation, any depositor list, shareholder list, client list, drawing, blueprint, specification or other document of the Company, its subsidiaries, affiliates and divisions, which is furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment shall be and remain the sole property of the Company. The Executive shall return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive shall not retain any such material or property or any copies thereof after such termination.

(c)                                  Equitable Remedies. The Parties recognize that the Company will have no adequate remedy at law for breach by the Executive of the covenants provided in this Section 8 and, in the event of any such breach, the Company and the Executive hereby agree that the Company shall be entitled to seek a decree of specific performance or other appropriate remedy to enforce performance of such covenant(s), subject to Section 11 below.

(d)                                 Protected Disclosures and Other Protected Actions.  Nothing in this Agreement shall be interpreted or applied to prohibit the Executive from making any good faith report to any governmental agency or other governmental entity (a “Government Agency”) concerning any act or omission that the Executive reasonably believes constitutes a possible violation of federal or state law or making other disclosures that are protected under the anti-retaliation or whistleblower provisions of applicable federal or state law or regulation.  In addition, nothing contained in this Agreement limits the Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including the Executive’s ability to provide documents or other information, without notice to the Company.  In addition, for the avoidance of doubt, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law or under this Agreement for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

9.                                      Third Party Agreements; Cooperation.

(a)                                 Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information or the Executive’s engagement in any business. The Executive represents to the Company that the Executive’s execution of this Agreement, the Executive’s employment with the Company and the performance of the Executive’s proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(b)                                 Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being reasonably available on advance notice to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall reasonably cooperate with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 9(b).

10.                               Clawback. Anything in this Agreement to the contrary notwithstanding, any bonus or other incentive compensation paid or awarded to the Executive, or accrued by the Company (or any of its subsidiaries) on behalf of the Executive, shall be subject to recovery or “clawback” by the Company if such payments, awards or accruals were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, as determined by the Board in good faith or by any applicable Governmental Agency, provided, that no bonus or other incentive compensation shall be subject to such clawback more than two years after such bonus or other incentive compensation was paid or awarded to the Executive. The Executive agrees to cooperate with the Company in order to effect any clawback of compensation required by this Section 10, or that may otherwise be required by any applicable law.

11.                               Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise and whether or not based on any statute) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Boston, Massachusetts in accordance with the Employment Arbitration Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Executive or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 11 shall be specifically enforceable. Notwithstanding the foregoing, this Section 11 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 11.

12.                               Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 11 of this Agreement, the Parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

13.                               Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter.

14.                               Withholding. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

15.                               Successor to the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Executive’s death after his termination of employment but prior to the completion by the Company of all payments due him under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to his death (or to his estate, if the Executive fails to make such designation).

16.                               Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17.                               Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

18.                               Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

19.                               Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered (i) in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, and (ii) by email; if to the Executive at the last address the Executive has filed in writing with the Company with a mandatory copy to Leader Berkon Colao & Silverstein LLP, 630 Third Avenue, New York, NY 10017 Attn: Glen Silverstein, Esq. or, in the case of the Company, at its main offices, attention of the Board.

20.                               Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

21.                               Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

22.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

23.                               Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a material breach of this Agreement.

24.                               Indemnification; Insurance.

(a)                                 In the event that the Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), other than any Proceeding initiated by the Executive or the Company related to any contest or dispute between the Executive and the Company or any of its affiliates with respect to this Agreement or the Executive’s employment hereunder, by reason of the fact that the Executive is or was a director or officer of the Company, or any affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member, employee, or agent of another corporation or a partnership, joint venture, trust, or other enterprise, the Executive shall be indemnified and held harmless by the Company to the maximum extent permitted under applicable law and the Company’s bylaws in effect on the date hereof from and against any liabilities, costs, claims, and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). Costs and expenses incurred by the Executive in defense of such Proceeding (including attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation upon receipt by the Company of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount, and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of the Executive to repay the amounts so paid if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company under this Agreement.

(b)                                 During the term of the Executive’s employment hereunder, and for a period of six years thereafter, the Company or any successor to the Company shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage for the Executive, on terms that are no less favorable than the coverage currently provided to the current executive officers of the Company.

(c)                                  Notwithstanding anything herein to the contrary, any indemnification hereunder shall be provided only to the extent permitted by 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Deborah F. Kuenster
Name: Deborah F. Kuenster
Title: Chair of Compensation, Governance and Executive Committee

EXECUTIVE

/s/ Anthony DeChellis
Anthony DeChellis

Exhibit A

Separation and Noncompetition Agreement

This Separation and Noncompetition Agreement (the “Separation Agreement”) is entered into by and between Anthony DeChellis (the “Executive”) and Boston Private Financial Holdings, Inc. (the “Company”) in connection with the “Employment Agreement” between the Executive and the Company dated November 5, 2018. For purposes of this Separation Agreement, the Company and its affiliates shall individually and collectively be referred to as the “Company.” This is the Separation Agreement referenced in the Employment Agreement. Terms with initial capitalization that are not otherwise defined in this Separation Agreement have the meanings set forth in the Employment Agreement. The consideration for the Executive’s agreement to this Separation Agreement consists of the payments pursuant to Section 4(b) of the Employment Agreement (as applicable), which are conditioned on (i) the Company’s termination of the Executive’s employment without Cause or the Executive’s termination of his employment for Good Reason; and (ii) the Executive’s timely execution and nonrevocation of this Separation Agreement pursuant to Section 4(b)(i) of the Employment Agreement.

1.                                      Executive’s Release of Claims. The Executive voluntarily releases and forever discharges the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former directors, officers, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (collectively, “Claims”) that, as of the date when the Executive signs this Separation Agreement, he has, ever had, now claims to have or ever claimed to have had against any or all of the Releasees. This general release of Claims includes, without implication of limitation, the release of all Claims:

•                                          relating to the Executive’s employment by and termination of employment with the Company or any related entity;

•                                          of wrongful discharge or violation of public policy;

•                                          of breach of contract;

•                                          of discrimination or retaliation under federal, state or local law (including, without limitation, Claims of age discrimination or retaliation under the Age Discrimination in Employment Act, the Americans with Disabilities Act, and Title VII of the Civil Rights Act of 1964);

•                                          under any other federal or state statute or constitution or local ordinance;

•                                          of defamation or other torts;

•                                          for wages, bonuses, incentive compensation, stock, stock options, vacation pay or any other compensation or benefits, whether under the Massachusetts Wage Act, M.G.L. c. 149, §§ 148-150C, or otherwise; and

•                                          for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

To the fullest extent permitted by law, the Executive agrees not to accept damages of any nature, other equitable or legal remedies for his own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim released by this Separation Agreement.

2.                                      Limitations on Executive’s Release of Claims. Notwithstanding anything in Section 2 of this Separation Agreement to the contrary:

(a)                                 Employment Agreement. Nothing in this Separation Agreement limits the Executive’s rights to (i) any Base Salary earned through the Date of Termination; (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(d) of the Employment Agreement); (iii) any vested benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans; (iv) payment of amounts that become due pursuant to Section 4(b) of the Employment Agreement as a result of timely execution and nonrevocation of and compliance with this Separation Agreement; or (v) to enforce any of his rights under the Employment Agreement or this Separation Agreement. For purposes of this Separation Agreement, “employee benefit plan” has the same meaning as in Section 3(3) of the Employee Retirement Income Security Act, 29 U.S.C. § 1002(3).

(b)                                 Equity. Nothing in this Separation Agreement is intended to affect the Executive’s rights or obligations under the Company’s applicable equity incentive plan(s) and the applicable written award agreement(s) governing the terms of such equity awards held by the Executive, or any other written stockholder’s agreement between the Executive and the Company (the “Equity Documents”). The Equity Documents will continue to be governed by their terms, except as may otherwise be provided in the Employment Agreement.

(c)                                  Statutory Benefit Rights. Nothing in this Separation Agreement is intended to release or waive the Executive’s right to elect continuation of group health plan coverage under the law known as COBRA or unemployment insurance benefits.

3.                                      Noncompetition. In order to protect the Company’s Confidential Information (as defined in the Employment Agreement) and goodwill during the period of 18 months immediately following the Date of Termination (the “Restricted Period”), the Executive shall not directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business The Executive understands that the restrictions set forth in this Section 3 are intended to protect the Company’s interest in its Confidential Information and established employee, customer and client relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Separation Agreement, the term “Competing Business” shall mean a business conducted anywhere in the United States that is competitive with any business that the Company or any of its affiliates conducts or proposes to conduct at any time during the employment of the Executive. Notwithstanding the foregoing, the Executive may own up to one percent (1%) of the outstanding stock of a publicly held corporation that constitutes or is affiliated with a Competing Business.

4.                                      Ongoing Obligations of the Executive. As a condition of receiving the payments and other terms pursuant to Section 4(b) of the Employment Agreement, the Executive hereby

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reaffirms his ongoing obligations under the Employment Agreement (the “Ongoing Obligations”), which are incorporated herein by reference, including, without limitation, the obligations under Employment Agreement Sections 7(b) (“Nonsolicitation”), 8(a) (“Confidential Information”), 8(b) (“Documents, Records, etc.”), and 9(b) (“Litigation and Regulatory Cooperation”).

5.                                      Nondisparagement.

(a)                                 The Executive shall not, directly or indirectly, in public or in private, disparage, deprecate, impugn or otherwise make any remarks or statements that might tend to, or be construed to tend to, cause harm to the Company, its business, or its reputation, or the reputations of any of its officers, directors and employees (provided that, with respect to each such officer, director and employee, Executive actually knows or has substantial reason to believe that such person is an officer, director and employee of the Company) and shall not assist or encourage any other person, firm or entity to do so. These nondisparagement obligations shall not in any way affect the Executive’s obligation to testify truthfully in any legal proceeding.

(b)                                 The Company shall instruct its directors and executive officers not, to directly or indirectly, in public or in private, disparage, deprecate, impugn or otherwise make any remarks or statements that might tend to, or be construed to tend to, cause harm to the Executive, his business, or his reputation.  In addition, the Company shall not in any authorized public statement of the Company (a “Company Statement”) disparage, deprecate, impugn or otherwise make any remarks or statements that might tend to, or be construed to tend to, cause harm to the Executive, his business, or his reputation.  If the Company in any Company Statement, or any director or executive officer of the Company, disparages, deprecates, impugns or otherwise makes any remarks or statements that might tend to, or be construed to tend to, cause harm to the Executive’s reputation, the Executive shall no longer be subject to the obligations of this Section 5 with respect to the Company, or such director or executive officer.

6.                                      Protected Disclosures. Nothing in this Separation Agreement shall be interpreted or applied to prohibit the Executive from making any good faith report to any governmental agency or other governmental entity (a “Government Agency”) concerning any act or omission that the Executive reasonably believes constitutes a possible violation of federal or state law or making other disclosures that are protected under the anti-retaliation or whistleblower provisions of applicable federal or state law or regulation. In addition, nothing contained in this Separation Agreement limits the Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including the Executive’s ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement apply to truthful testimony in litigation. If the Executive files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on the Executive’s behalf, or if any other third party pursues any claim on the Executive’s behalf, the Executive waives any right to monetary or other individualized relief (either individually or as part of any collective or class action) to the fullest extent permitted by law; provided that nothing in this Separation Agreement limits any right the Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

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7.                                      Defend Trade Secrets Act of 2016. The Executive understands that pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

8.                                      No Assignment. The Executive represents that he has not assigned to any other person or entity any Claims against any Releasee.

9.                                      Right to Consider and Revoke Separation Agreement. The Executive acknowledges that he has been given the opportunity to consider this Separation Agreement for a period of 21 days (the “Consideration Period”). In the event the Executive executed this Separation Agreement before the end of the Consideration Period, he acknowledges that such decision was entirely voluntary and that he had the opportunity to consider this Separation Agreement until the end of the Consideration Period. To accept this Separation Agreement, the Executive shall deliver a signed Separation Agreement to the Company’s then most senior Human Resources professional (“HR”) before the end of the Consideration Period. For a period of seven business days from the date when the Executive executes this Separation Agreement (the “Revocation Period”), he shall retain the right to revoke this Separation Agreement by written notice that is received by HR on or before the last day of the Revocation Period. This Separation Agreement shall take effect only if it is executed within the Consideration Period as set forth above and if it is not revoked pursuant to the preceding sentence. If the conditions set forth in this paragraph are satisfied, this Separation Agreement shall become effective and enforceable on the date immediately following the last day of the Revocation Period (the “Effective Date”).

10.                               Other Terms.

(a)                                 Legal Representation; Review of Separation Agreement. The Executive acknowledges that he has been advised to discuss all aspects of this Separation Agreement with his attorney, that he has carefully read and fully understands all of the provisions of this Separation Agreement and that he is knowingly and voluntarily entering into this Separation Agreement.

(b)                                 Binding Nature of Separation Agreement. This Separation Agreement shall be binding upon the Executive and upon his heirs, administrators, representatives and executors.

(c)                                  Modification of Separation Agreement; Waiver. This Separation Agreement may be amended only upon a written agreement executed by the Executive and the Company. No waiver of any provision of this Separation Agreement shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Separation Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

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(d)                                 Severability. In the event that at any future time it is determined by a court of competent jurisdiction that any covenant, clause, provision or term of this Separation Agreement is illegal, invalid or unenforceable, the remaining provisions and terms of this Separation Agreement shall not be affected thereby and the illegal, invalid or unenforceable term or provision shall be severed from the remainder of this Separation Agreement. In the event of such severance, the remaining covenants shall be binding and enforceable; provided, however, and for the avoidance of doubt, in no event shall the Company be required to provide payments to the Executive pursuant to Section 4(b) of the Employment Agreement if all or part of Section 1 of this Separation Agreement is held to be invalid or unenforceable.

(e)                                  Governing Law and Interpretation. This Separation Agreement shall be deemed to be made and entered into in the Commonwealth of Massachusetts, and shall in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts, without giving effect to its conflict of laws provisions. The language of all parts of this Separation Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

(f)                                   Arbitration; Jurisdiction. Enforcement of this Separation Agreement shall be subject to the terms of Sections 11 (“Arbitration of Disputes”) and 12 (“Consent to Jurisdiction”) of the Employment Agreement as if set forth herein (subject to adjustment of numbered section references).

(g)                                  Remedies. The Executive understands and agrees that the restrictions contained in Section 3 of this Separation Agreement are necessary for the protection of the business and goodwill of the Company and he considers them to be reasonable for such purpose. Any breach of Section 3 of this Separation Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond. The Executive further acknowledges that a court may render an award extending the Restricted Period as one of the remedies in the event of the Executive’s violation of Section 3 of this Separation Agreement. If the Executive breaches any provision of this Separation Agreement or any of the Ongoing Obligations, in addition to all other remedies available to the Company at law, in equity, and under contract, the Executive agrees that the Company may cease any payments otherwise due to the Executive or for the Executive’s benefit pursuant to Section 4(b) of the Employment Agreement.

(h)                                 Entire Agreement; Absence of Reliance. This Separation Agreement constitutes the entire agreement between the Executive and the Company and supersedes any previous agreements or understandings between the Executive and the Company, except the Equity Documents, the Ongoing Obligations, and any other obligations specifically preserved in this Agreement. The Executive acknowledges that he is not relying on any promises or representations by the Company or the agents, representatives or attorneys of any of the entities within the definition of Company regarding any subject matter addressed in this Separation Agreement.

(i)                                     Counterparts; Copies. This Separation Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be taken to be an

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original. Such counterparts shall together constitute one and the same document. PDF copies shall be equally valid as originals.

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IN WITNESS WHEREOF, the parties have executed this Separation Agreement, to be effective on the Effective Date.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:
Its:

Date

EXECUTIVE

Anthony DeChellis

Date